                                                                    EXHIBIT 3.10

                           FIRST AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            HEP LOGISTICS GP, L.L.C.

                                TABLE OF CONTENTS

                                             ARTICLE I
                                            DEFINITIONS

Section 1.1     Definitions.................................................................     2
Section 1.2     Construction................................................................     6

                                            ARTICLE II
                                           ORGANIZATION

Section 2.1     Formation ..................................................................     7
Section 2.2     Name .......................................................................     7
Section 2.3     Registered Office; Registered Agent; Principal Office; Other Offices........     7
Section 2.4     Purpose and Business........................................................     7
Section 2.5     Powers .....................................................................     8
Section 2.6     Power of Attorney...........................................................     8
Section 2.7     Term. ......................................................................     9
Section 2.8     Title to Company Assets.....................................................    10

                                            ARTICLE III
                                         RIGHTS OF MEMBERS

Section 3.1     Limitation of Liability.....................................................    10
Section 3.2     Outside Activities of the Members...........................................    10
Section 3.3     Rights of Members...........................................................    10

                                            ARTICLE IV
                                      TRANSFERS OF INTERESTS

Section 4.1     Transfer Generally..........................................................    11
Section 4.2     Transfer of Membership Interests............................................    11
Section 4.3     Restrictions on Transfers...................................................    12

                                             ARTICLE V
                          CAPITAL CONTRIBUTIONS AND ISSUANCE OF INTERESTS

Section 5.1     Initial Capital Contributions...............................................    12
Section 5.2     Closing Capital Contributions...............................................    12
Section 5.3     Additional Capital Contributions............................................    13
Section 5.4     Interest and Withdrawal.....................................................    13
Section 5.5     Loans from Members..........................................................    13
Section 5.6     Issuances of Additional Company Securities..................................    14
Section 5.7     Limited Preemptive Rights...................................................    14
Section 5.8     Fully Paid and Non-Assessable Nature of Membership Interests................    15

                                            ARTICLE VI
                                   ALLOCATIONS AND DISTRIBUTIONS

Section 6.1     Allocations ................................................................    15
Section 6.2     Distributions ..............................................................    15

                                        i

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                            ARTICLE VII
                               MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1     Management .................................................................    15
Section 7.2     Certificate of Formation....................................................    17
Section 7.3     Restrictions on Managing Member's Authority.................................    18
Section 7.4     Reimbursement of the General Partner; Benefit Plans.........................    18
Section 7.5     Outside Activities..........................................................    19
Section 7.6     Loans from the General Partner; Loans or Contributions from the
                Company; Contracts with Affiliates..........................................    19
Section 7.7     Indemnification.............................................................    21
Section 7.8     Liability of Indemnitees....................................................    23
Section 7.9     Other Matters Concerning the Managing Member................................    23
Section 7.10    Reliance by Third Parties...................................................    24

                                           ARTICLE VIII
                                             OFFICERS

Section 8.1     Officers ...................................................................    24
Section 8.2     Compensation. ..............................................................    27

                                            ARTICLE IX
                              BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1     Records and Accounting......................................................    27
Section 9.2     Fiscal Year ................................................................    28

                                             ARTICLE X
                                            TAX MATTERS

Section 10.1    Tax Returns and Information.................................................    28
Section 10.2    Tax Elections...............................................................    28

                                            ARTICLE XI
                                       ADMISSION OF MEMBERS

Section 11.1    Admission of MLP............................................................    28
Section 11.2    Admission of Substituted Members............................................    28
Section 11.3    Admission of Additional Members.............................................    29
Section 11.4    Amendment of Agreement and Certificate of Formation.........................    29

                                            ARTICLE XII
                                       WITHDRAWAL OF MEMBERS

Section 12.1    Withdrawal of Members.......................................................    29

                                           ARTICLE XIII
                                    DISSOLUTION AND LIQUIDATION

Section 13.1    Dissolution.................................................................    30
Section 13.2    Liquidator .................................................................    30
Section 13.3    Liquidation.................................................................    30

                                       ii

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

Section 13.4    Cancellation of Certificate of Formation....................................    31
Section 13.5    Return of Capital Contributions.............................................    31
Section 13.6    Waiver of Partition.........................................................    31
Section 13.7    Capital Account Restoration.................................................    32

                                            ARTICLE XIV
                                      AMENDMENT OF AGREEMENT

Section 14.1    Amendment to be Adopted Solely by the Managing Member.......................    32
Section 14.2    Amendment Procedures........................................................    33

                                            ARTICLE XV
                                              MERGER

Section 15.1    Authority ..................................................................    33
Section 15.2    Procedure for Merger or Consolidation.......................................    34
Section 15.3    Approval by Members of Merger or Consolidation..............................    35
Section 15.4    Certificate of Merger.......................................................    35
Section 15.5    Effect of Merger............................................................    35

                                            ARTICLE XVI
                                        GENERAL PROVISIONS

Section 16.1    Addresses and Notices.......................................................    36
Section 16.2    Further Action..............................................................    36
Section 16.3    Binding Effect..............................................................    36
Section 16.4    Integration.................................................................    37
Section 16.5    Creditors ..................................................................    37
Section 16.6    Waiver .....................................................................    37
Section 16.7    Counterparts................................................................    37
Section 16.8    Applicable Law..............................................................    37
Section 16.9    Invalidity of Provisions....................................................    37
Section 16.10   Consent of Members..........................................................    37

                                       iii

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            HEP LOGISTICS GP, L.L.C.

         THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of HEP Logistics GP, L.L.C. (the "Company"), dated as of the Closing Date, is entered into by Holly Energy Partners, L.P., a Delaware limited partnership (the "MLP"), as sole Member of the Company.

                                    RECITALS:

         WHEREAS, the MLP entered into a limited liability company agreement dated effective as of April 16, 2004 for the purpose of forming the Company as a limited liability company under the Delaware Limited Liability Company Act and filed a Certificate of Formation with the Secretary of State of the State of Delaware effective as of April 19, 2004.

         WHEREAS, on the Closing Date and pursuant to the Contribution
Agreement:

                  (a) the MLP General Partner shall contribute to the MLP, as a Capital Contribution, all of its ownership interests in Pipeline Assets, L.P., Pipeline GP, L.L.C., Navajo Southern, L.P. and Pipeline, L.L.C. in exchange for (i) 2% general partner interest, subject to all of the rights, privileges and duties of the MLP General Partner under the MLP Agreement, (ii) the Incentive Distribution Rights, (iii) _______ Common Units, (iv) _______ Subordinated Units, (v) the right to be reimbursed for $_______ million in capital expenditures; and (vi) $______ million in cash;

                  (b) Holly Corporation shall contribute to the MLP , as a Capital Contribution, all of its interest in Mountain Home, L.L.C. in exchange for (i) _________ Common Units, (ii) _________ Subordinated Units, and (iii) the right to be reimbursed for $________ million in capital expenditures; and

                  (c) Navajo Refining Company, L.P. shall contribute to the MLP as a capital contribution all of its interests in Refining Assets, L.P., Refining GP, L.L.C. and Woods Cross, L.L.C. in exchange for (i) ______ Subordinated Units, (ii) ________ Common Units and (iii) the right to be reimbursed for $______ million in capital expenditures.

         WHEREAS, the MLP now desires to execute this amended and restated Limited Liability Company Agreement to reflect certain capital contributions to the Company as of the Closing Date and certain other matters.

         NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby enter into this
Agreement:

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Definitions.

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such term in the MLP Agreement.

         "Additional Member" means a Person admitted to the Company as a Member pursuant to Section 11.3 and who is shown as such on the books and records of the Company.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" means this First Amended and Restated Limited Liability Company Agreement of HEP Logistics GP, L.L.C., as it may be amended, supplemented or restated from time to time. The Agreement shall constitute a "limited liability company agreement" as such term is defined in the Delaware LLC Act.

         "Assignee" means a Person to whom one or more Membership Interests have been transferred in a manner permitted under this Agreement, but who has not been admitted as a Substituted Member.

         "Associate" means, when used to indicate a relationship with any Person; (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

         "Capital Contribution" means any cash, cash equivalents or the value of Contributed Property that a Member contributes to the Company pursuant to this Agreement or the Contribution and Conveyance Agreement.

         "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

         "Closing Date" means the first date on which Common Units are sold by the MLP to the Underwriters pursuant to the provisions of the Underwriting Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Unit" has the meaning assigned to such term in the MLP
Agreement.

         "Company" means HEP Logistics GP, L.L.C., a Delaware limited liability company, and any successors thereto.

         "Company Group" means the Company and any Subsidiary of the Company, treated as a single consolidated entity.

         "Company Security" means any class or series of membership interest in the Company.

         "Conflicts Committee" has the meaning assigned to such term in the MLP Agreement.

         "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware LLC Act, but excluding cash, contributed to the Company.

         "Contribution and Conveyance Agreement" means the Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, is entered into by and among the Company, Holly Corporation, Navajo Pipeline Co., L.P., Holly Logistic Services, L.L.C., HEP Logistics Holdings, L.P., the MLP, the OLP, and certain other partiers named therein, together with any additional documents and instruments contemplated or referenced thereunder.

         "Credit Agreement" means the Credit Agreement, dated [_________], 2004, among the OLP, as borrower, and a syndicate of financial institutions led by [________________].

         "Credit Facility" means the $125,000,000 senior secured revolving credit facility as part of the Credit Agreement.

         "Delaware LLC Act" means the Delaware Limited Liability Company Act, 6 Del. C.Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

         "General Partner" means Holly Logistics Holdings, L.P., a Delaware limited partnership and its successors and permitted assigns as general partner of the MLP.

         "Group Member" means a member of the Company Group.

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

         "Indemnitee" means (a) the Managing Member, (b) any Person who is or was a member, partner, director, officer, employee, agent or trustee of any Group Member, the MLP, the General Partner or any of their respective Affiliates and (c) any Person who is or was serving at the request of the Managing Member as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another Person, in each case, acting in such capacity, provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

         "Initial Public Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

         "Liquidation Date" means the date on which any event giving rise to the dissolution of the Company occurs.

         "Liquidator" means one or more Persons selected by the Managing Member to perform the functions described in Section 13.2 as liquidating trustee of the Company within the meaning of the Delaware LLC Act.

         "Managing Member" means Holly Energy Partners, L.P. and its predecessors, successors and permitted assigns as managing member of the Company.

         "Member" means any Person that is admitted to the Company as a member pursuant to the terms and conditions of this Agreement; but the term Member shall not include any Person from and after the time such Person withdraws as a Member from the Company.

         "Membership Interest" means the ownership interest of a Member in the Company.

         "Merger Agreement" has the meaning assigned to such term in Section
15.1.

         "Minimum Quarterly Distribution" has the meaning assigned to such term in the MLP Agreement.

         "MLP" has the meaning assigned to such term in the recitals.

         "MLP Agreement" means the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., as it may be amended, supplemented or restated from time to time.

         "MLP General Partner" means HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of the MLP.

         "MLP Security" has the meaning assigned to the term "Partnership Security" in the MLP Agreement.

         "National Securities Exchange" has the meaning assigned to such term in the MLP Agreement.

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

         "Omnibus Agreement" means the Omnibus Agreement, dated the Closing Date, among the Company, the MLP, the General Partner and certain other parties named therein, together with any additional documents and instruments contemplated or referenced thereunder.

         "Opinion of Counsel" means a written opinion of counsel (which may be regular counsel to the Company or the MLP or any of their respective Affiliates) acceptable to the Managing Member in its reasonable discretion.

         "Percentage Interest" means the percentage interest in the Company held by each Member upon completion of the transactions in Section 5.2 and shall mean, as to the MLP, 100%.

         "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

         "Pro Rata" means, when modifying Members and Assignees, apportioned among all Members and Assignees in accordance with their relative Percentage Interests.

         "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Company.

         "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-113588) as it has been or as it may be amended or supplemented from time to time, filed by the MLP with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

         "Restricted Business" has the meaning assigned to such term in the Omnibus Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

         "Special Approval" has the meaning assigned to such term in the MLP Agreement.

         "Subordinated Unit" has the meaning assigned to such term in the MLP Agreement.

         "Subordination Period" has the meaning assigned to such term in the MLP Agreement.

         "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "Substituted Member" means a Person who is admitted as a Member to the Company pursuant to Section 11.2 in place of and with all the rights of a Member and who is shown as a Member on the books and records of the Company.

         "Surviving Business Entity" has the meaning assigned to such term in
Section 15.2(b).

         "transfer" has the meaning assigned to such term in Section 4.1(a).

         "Underwriter" means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

         "Underwriting Agreement" means, collectively, the Underwriting Agreement dated the Closing Date among the Company, GP LLC, the MLP General Partner, the MLP, the OLP, the Underwriters and certain other parties named therein, providing for the purchase of Common Units by such Underwriters.

         "Unit" has the meaning assigned to such term in the MLP Agreement.

         "Unit Majority" has the meaning assigned to such term in the MLP Agreement.

         "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

         "Working Capital Borrowings" has the meaning assigned to such term in the MLP Agreement.

Section 1.2 Construction.

                  (a) Unless the context otherwise requires, as used in this Agreement: (i) a term defined in Section 1.1 has the meaning ascribed to it in Section 1.1; (ii) capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the MLP Agreement; (iii) an accounting term not otherwise defined herein has the meaning ascribed to it in accordance with U.S. GAAP; (iv) "or" is not exclusive; (v) "including" means "including, without limitation;" (vi) words in the singular include the plural and vice versa; (vii) words applicable to one gender apply to each gender;
(viii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; (ix) the terms "Article" and "Section" refer to the specified Article or Section of this Agreement; and (x) the phrases "pursuant to," "as described in" and "subject to the terms of," when used with reference to a particular Section of this Agreement, or words of similar import, shall refer to such Section referenced therein.

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                  (b) A reference to any Person includes such Person's successors and permitted assigns.

                  (c) Any reference to "days" shall mean calendar days unless "Business Days" (as defined in Section 1.1) are expressly specified; references to "calendar" mean the Gregorian calendar.

                                   ARTICLE II
                                  ORGANIZATION

Section 2.1 Formation.

         On April 19, 2004, the MLP, formed the Company as a limited liability company pursuant to the provisions of the Delaware LLC Act by virtue of the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

Section 2.2 Name.

         The name of the Company shall be "HEP Logistics GP, L.L.C.". The Company's business may be conducted under any other name or names deemed necessary or appropriate by the Managing Member in its sole discretion, including, if consented to by the Managing Member, the name of the MLP. The words "Limited Liability Company," "L.L.C." or "LLC" or similar words or letters shall be included in the Company's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Member in its discretion may change the name of the Company at any time and from time to time and shall notify the other Member(s) of such change in the next regular communication to the Members.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other
Offices.

         Unless and until changed by the Managing Member, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 100 Crescent Court, Suite 1600, Dallas, Texas 75201, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems necessary or appropriate.

Section 2.4 Purpose and Business.

         The purpose and nature of the business to be conducted by the Company shall be to (a) serve as the general partner of the OLP and, in connection therewith, to exercise all the rights and powers conferred upon the Company as general partner of the OLP pursuant to the First Amended and Restated Agreement of Limited Partnership of the OLP, dated the Closing Date, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing Member and which lawfully may be conducted by a limited liability company organized pursuant to the Delaware LLC Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (c) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the MLP or any Subsidiary thereof; provided, however, in the case of (b) and (c) above, that the Managing Member reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity (i) generates "qualifying income" (as such term is defined pursuant to Section 7704 of the Code) or (ii) enhances the operations of an activity of the OLP that generates qualifying income. The Managing Member has no obligation or duty to the Company, the Members, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Company of any business.

Section 2.5 Powers.

         The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Company.

Section 2.6 Power of Attorney.

                  (a) Each Member and each Assignee hereby constitutes and appoints the Managing Member and, if a Liquidator shall have been selected pursuant to Section 13.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

                           (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and all amendments or restatements hereof and all amendments and restatements of the Certificate of Formation) that the Managing Member or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all certificates, documents and other instruments that the Managing Member or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Managing Member or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                  admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in Article IV, XI, XII or XIII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Membership Interests issued pursuant hereto; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Company pursuant to Article XV; and

                           (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Managing Member or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the Managing Member or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by any provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Managing Member and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Members or of the Members of such class or series, as applicable.

         Nothing contained in this Section 2.6(a) shall be construed as authorizing the Managing Member to amend this Agreement except in accordance with Article XIV or as may be otherwise expressly provided for in this Agreement.

                  (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member or Assignee and the transfer of all or any portion of such Member's or Assignee's Membership Interest and shall extend to such Member's or Assignee's successors and assigns. Each such Member or Assignee hereby agrees to be bound by any representation made by the Managing Member or the Liquidator acting in good faith pursuant to such power of attorney; and each such Member or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member or the Liquidator taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the President or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Company.

Section 2.7 Term.

         The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware LLC Act and shall continue in existence in perpetuity or until the

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earlier dissolution of the Company in accordance with the provisions of Article
XIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware LLC Act.

Section 2.8 Title to Company Assets.

         Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.

                                   ARTICLE III
                                RIGHTS OF MEMBERS

Section 3.1 Limitation of Liability.

         The Members shall have no liability under this Agreement except as expressly provided in this Agreement or in the Delaware LLC Act.

Section 3.2 Outside Activities of the Members.

         Subject to the provisions of Section 7.5 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Members or Assignees, any Member or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any other Member or Assignee shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee.

Section 3.3 Rights of Members.

                  (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.3(b), each Member shall have the right, for a purpose reasonably related to such Member's interest as a member in the Company, upon reasonable written demand and at such Member's own expense:

                           (i)      to obtain true and full information
                  regarding the status of the business and financial condition of the Company;

                           (ii) promptly after becoming available, to obtain a copy of the Company's federal, state and local income tax returns for each year;

                           (iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Member;

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                           (iv)     to have furnished to him a copy of this
                  Agreement and the Certificate of Formation and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed;

                           (v)      to obtain true and full information
                  regarding the amount of cash and a description and statement of the Capital Contributions made by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and

                           (vi) to obtain such other information regarding the affairs of the Company as is just and reasonable.

                  (b) The Managing Member may keep confidential from the Members and Assignees, for such period of time as the Managing Member deems reasonable, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member in good faith believes (A) is not in the best interests of the Company Group, (B) could damage the Company Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).

                                   ARTICLE IV
                             TRANSFERS OF INTERESTS

Section 4.1 Transfer Generally.

                  (a) The term "transfer," when used in this Agreement with respect to a Membership Interest, shall be deemed to refer to a transaction by which the holder of a Membership Interest assigns such Membership Interest to another Person who is or becomes a Member or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

                  (b) No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article IV. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article IV shall be null and void.

                  (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any partner in the Managing Member of any or all of the issued and outstanding partnership interests in the Managing Member.

Section 4.2 Transfer of Membership Interests.

         A Member may transfer all, but not less than all, of its Membership Interest in connection with the merger, consolidation or other combination of such Member with or into any other

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Person or the transfer by such Member of all or substantially all of its assets to another Person, and following any such transfer such Person may become a Substituted Member pursuant to Article XI. Except as set forth in the immediately preceding sentence and in Section 5.2, or in connection with any pledge of (or any related foreclosure on) a Member's Membership Interest solely for the purpose of securing, directly or indirectly, indebtedness of the Company, the MLP or such Member, and except for the transfers contemplated by Sections 5.2 and 11.1, a Member may not transfer all or any part of its Membership Interest or withdraw from the Company.

Section 4.3 Restrictions on Transfers.

                  (a) Notwithstanding the other provisions of this Article IV, no transfer of any Membership Interest shall be made if such transfer would
(i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Company or the OLP under the laws of the jurisdiction of its formation or (iii) cause the Company or the OLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

                  (b) The Managing Member may impose restrictions on the transfer of Membership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Company or the MLP becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Managing Member may determine to be necessary or appropriate to impose such restrictions.

                                    ARTICLE V
                 CAPITAL CONTRIBUTIONS AND ISSUANCE OF INTERESTS

Section 5.1 Initial Capital Contributions.

         On April 16, 2004, in connection with the formation of the Company under the Delaware LLC Act, the MLP made an initial Capital Contribution to the Company of $1,000 in exchange for all of the Membership Interests.

Section 5.2 Closing Capital Contributions.

         On the Closing Date and pursuant to the Contribution Agreement:

                  (a) the MLP General Partner shall contribute to the MLP, as a Capital Contribution, all of its ownership interests in Pipeline Assets, L.P., Pipeline GP, L.L.C., Navajo Southern, L.P. and Pipeline, L.L.C. in exchange for (i) 2% general partner interest, subject to all of the rights, privileges and duties of the MLP General Partner under the MLP Agreement, (ii) the Incentive Distribution Rights, (iii) _______ Common Units, (iv) _______ Subordinated Units, (v) the right to be reimbursed for $_______ million in capital expenditures; and (vi) $______ million in cash;

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                  (b)      Holly Corporation shall contribute to the MLP , as a
Capital Contribution, all of its interest in Mountain Home, L.L.C. in exchange for (i) _________ Common Units, (ii) _________ Subordinated Units, and (iii) the right to be reimbursed for $________ million in capital expenditures; and

                  (c) Navajo Refining Company, L.P. shall contribute to the MLP as a capital contribution all of its interests in Refining Assets, L.P., Refining GP, L.L.C. and Woods Cross, L.L.C. in exchange for (i) ______ Subordinated Units, (ii) ________ Common Units and (iii) the right to be reimbursed for $______ million in capital expenditures.

                  (d) Following the Closing, the Managing Member shall hold 100% of the Membership Interests.

Section 5.3 Additional Capital Contributions.

         With the consent of the Managing Member, any Member may, but shall not be obligated to, make additional Capital Contributions to the Company.

Section 5.4 Interest and Withdrawal.

         No interest shall be paid by the Company on Capital Contributions. No Member or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Members or Assignees agree within the meaning of
Section 18-502(b) of the Delaware LLC Act.

Section 5.5 Loans from Members.

         Loans by a Member to the Company shall not constitute Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by it to the capital of the Company, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such excess advances shall be a debt obligation of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made.

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Section 5.6 Issuances of Additional Company Securities.

                  (a) The Company may issue additional Company Securities and options, rights, warrants and appreciation rights relating to the Company Securities for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the Managing Member and approved by the Members. The issuance by the Company of Company Securities or rights, warrants or appreciation rights in respect thereof shall be deemed an amendment to this Agreement.

                  (b) Each additional Company Security authorized to be issued by the Company pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Company Securities), as shall be fixed by the Managing Member and approved by the Members, including (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions; (iii) the rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem such Company Security; (v) whether such Company Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Company Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of the holder of each such Company Security to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Company Security.

                  (c) The Managing Member is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with
(i) each issuance of Company Securities and options, rights, warrants and appreciation rights relating to Company Securities pursuant to this Section 5.6;
(ii) the admission of Additional Members; and (iii) all additional issuances of Company Securities. The Managing Member is further authorized and directed to specify the relative rights, powers and duties of the holders of the Membership Interests or other Company Securities being so issued. The Managing Member shall do all things necessary to comply with the Delaware LLC Act and is authorized and directed to do all things it deems necessary or advisable in connection with any future issuance of Company Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

Section 5.7 Limited Preemptive Rights.

         No Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Membership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Membership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Membership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

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Section 5.8 Fully Paid and Non-Assessable Nature of Membership Interests.

         All Membership Interests issued pursuant to, and in accordance with the requirements of this Article V shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act.

                                   ARTICLE VI
                          ALLOCATIONS AND DISTRIBUTIONS

Section 6.1 Allocations.

         All income, gain, loss, deductions and items of income shall be allocated to the Members in proportion to their ownership of the Membership Interests unless otherwise required by the Code.

Section 6.2 Distributions.

                  (a) From time to time the Managing Member may cause the Company to make distributions to the Members in proportion to the Members' Percentage Interests.

                  (b) The Managing Member shall have the discretion to treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Members, as a distribution to such Members.

                                   ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

                  (a) The Company shall be managed by the Managing Member. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, and no other Member shall have any management power or control over the business and affairs of the Company. Under the direction of the Managing Member, the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company.

                  (b) In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or which are granted to the Managing Member under any other provisions of this Agreement, the Managing Member, subject to Section 7.3, and the Officers, subject to Article VIII and the direction of the Managing Member, shall have full power and authority to do all things and on such terms as they may deem necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

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                           (i)      the making of any expenditures, the lending
                  or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into a Membership Interest, and the incurring of any other obligations;

                           (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

                           (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person;

                           (iv) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company Group, the lending of funds to other Persons (including the OLP or any Group Member), the repayment of obligations of the OLP or the Company Group and the making of capital contributions to any Group Member;

                           (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company, with the other party to the contract to have no recourse against the OLP or its assets other than its interest in the Company, even if same results in the terms of the transaction being less favorable to the Company than would otherwise be the case);

                           (vi)     the distribution of Company cash;

                           (vii) the selection and dismissal of Officers and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

                           (viii) the maintenance of such insurance for the benefit of the Company Group and the Members as it deems necessary or appropriate;

                           (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other Persons subject to the restrictions set forth in Section 2.4;

                           (x) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in

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                  equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

                           (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                           (xii) the purchase, sale or other acquisition or disposition of Membership Interests, or the issuance of additional options, rights, warrants and appreciation rights relating to Membership Interests; and

                           (xiii) the undertaking of any action in connection with the Company's participation in its Subsidiaries as the sole member or stockholder.

                  (c) Notwithstanding any other provision of this Agreement, the MLP Agreement, the Delaware LLC Act or any applicable law, rule or regulation, each Member and each other Person who may acquire a Membership Interest hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Underwriting Agreement, the Omnibus Agreement, the Contribution and Conveyance Agreement, the Credit Agreement and the other agreements and documents described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the Managing Member is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Company without any further act, approval or vote of the Members or Assignees or the other Persons who may acquire an interest in the Company; and (iii) agrees that the execution, delivery or performance by the Managing Member, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the Managing Member of the rights accorded pursuant to Article XV), shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2 Certificate of Formation.

         The MLP caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Delaware LLC Act and certain other certificates or documents it determined in its sole discretion to be necessary or appropriate for the qualification and operation of the Company in certain other states. The Managing Member shall use all reasonable efforts to cause to be filed such additional certificates or documents as may be determined by the Managing Member in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that such action is determined by the Managing Member in its sole discretion to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate of Formation and do all things to maintain

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the Company as a limited liability company under the laws of the State of
Delaware or of any other state in which the Company may elect to do business or own property. Subject to the terms of Section 3.3(a), the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendments thereto to any Member or Assignee.

Section 7.3 Restrictions on Managing Member's Authority.

                  (a) The Managing Member may not, without written approval of the specific act by the Members, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement (i) committing any act that would make it impossible to carry on the ordinary business of the Company; (ii) possessing Company property, or assigning any rights in specific Company property, for other than a Company purpose; (iii) admitting a Person as a Member; or (iv) amending this Agreement in any manner.

                  (b) Except as provided in Articles XIII and XV, the Managing Member may not sell, exchange or otherwise dispose of all or substantially all of the Company's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Company the sale, exchange or other disposition of all or substantially all of the assets of the Company, without the approval of the Members; provided, however, that this provision shall not preclude or limit the Managing Member's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Company and shall not apply to any forced sale of any or all of the assets of the Company pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.4 Reimbursement of the General Partner; Benefit Plans.

                  (a) The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the Managing Member may determine in its sole discretion (i) for all direct and indirect expenses it incurs or payments it makes on behalf of the Company (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Company or for the Managing Member in the discharge of its duties to the Company); and (ii) for all other necessary or appropriate expenses allocable to the Company or otherwise reasonably incurred by the General Partner in furtherance of the Company's business (including expenses allocated to the General Partner by its Affiliates). Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to
Section 7.7.

                  (b) The Managing Member, in its sole discretion and without the approval of any Member (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices, or cause the Company to issue Company Securities, in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by any Group Member or any Affiliate thereof, in each case for the benefit of employees of the General

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Partner, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Company Group.

Section 7.5 Outside Activities.

                  (a) Except as specifically restricted by the Omnibus Agreement, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Member or Assignee. Neither any Group Member, any Member nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any Indemnitee.

                  (b) Subject to the terms of Section 7.5(a) and the Omnibus Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitee in accordance with the provisions of this Section 7.5 is hereby approved by the Company and all Members; (ii) it shall be deemed not to be a breach of the Managing Member's fiduciary duty or any other obligation of any type whatsoever of the Managing Member for the Indemnitees to engage in such business interests and activities in preference to or to the exclusion of the Company; and (iii) the Indemnitees shall have no obligation to present business opportunities to the Company.

                  (c) Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the Managing Member to the Company and its Members, or to constitute a waiver or consent by the Members to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the Managing Member has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

Section 7.6 Loans from the General Partner; Loans or Contributions from the Company; Contracts with Affiliates.

                  (a) The General Partner or its Affiliates may lend to any Group Member, and any Group Member may borrow from the Company or any of its Affiliates, funds needed or desired by any Group Member for such periods of time and in such amounts as the Managing Member may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest

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costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than the MLP, a subsidiary of the MLP or another Group Member).

                  (b) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the OLP in the discharge of its duties as the General Partner of the OLP. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Company, provided, however, that the requirements of this Section 7.6(b) shall be deemed satisfied as to (i) any transaction approved by Special Approval; (ii) any transaction, the terms of which are not less favorable to the Company Group than those generally being provided to or available from unrelated third parties; or
(iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company Group), is equitable to the Company Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(b).

                  (c) The Company may lend or contribute to any Group Member, and any Group Member may borrow from the Company, funds on terms and conditions established in the sole discretion of the Managing Member; provided, however, that the Company may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the Managing Member in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

                  (d) The Company Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

                  (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Company; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Section 5.2 and the Contribution and Conveyance Agreement and any other transactions described in or contemplated by the Registration Statement; (ii) any transaction approved by Special Approval; (iii) any transaction, the terms of which are no less favorable to the Company than those generally being provided to or available from unrelated third parties; or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company), is equitable to the Company.

                  (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except

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as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

                  (g) Without limitation of Sections 7.5(a) through 7.5(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Members.

Section 7.7 Indemnification.

                  (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to GP LLC or the General Partner with respect to their respective obligations incurred pursuant to the Underwriting Agreement or the Contribution and Conveyance Agreement (other than obligations incurred by the General Partner on behalf of the MLP or the Company). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, it being agreed that neither GP LLC nor the General Partner shall be personally liable for such indemnification and shall have only obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

                  (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

                  (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement and the Credit Agreement), and shall continue as to an Indemnitee

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who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                  (d) The Company may purchase and maintain (or reimburse GP LLC, the General Partner, the Managing Member or their Affiliates for the cost of) insurance, on behalf of the Managing Member, its Affiliates and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company's activities or such Person's activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section 7.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

                  (f) In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                  (i)      No amendment, modification or repeal of this Section
7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

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Section 7.8 Liability of Indemnitees.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement or the MLP Agreement, no Indemnitee shall be liable for monetary damages to the Company, any Members, the Assignees or any other Persons who have acquired interests in the Company or MLP Securities, or any securities issued by the OLP, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

                  (b)      Subject to its obligations and duties set forth in
Section 7.1(a), the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member in good faith.

                  (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the Managing Member and any other Indemnitee acting in connection with the Company's business or affairs shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.

                  (d)      Any amendment, modification or repeal of this Section
7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Company, the Members, the Managing Member, and the Member's directors, officers and employees under this
Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Other Matters Concerning the Managing Member.

                  (a) The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing Member reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

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                  (c)      The Managing Member shall have the right, in respect
of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Company.

                  (d) Any standard of care and duty imposed by this Agreement or under the Delaware LLC Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the Managing Member to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the Managing Member to be in, or not inconsistent with, the best interests of the Company.

Section 7.10      Reliance by Third Parties.

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member and any Officer authorized by the Managing Member to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member or any such Officer as if it were the Company's sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company; and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                                  ARTICLE VIII
                                    OFFICERS

Section 8.1       Officers.

                  (a) Generally. The Managing Member, as set forth below, shall appoint agents of the Company, referred to as "Officers" of the Company as described in this Section 8.1, who shall be responsible for the day-to-day business affairs of the Company and the OLP, subject to the overall direction and control of the Managing Member. Unless provided otherwise

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by Managing Member, the Officers shall have the titles, power, authority and duties described below in this Section 8.1.

                  (b) Titles and Number. The Officers shall be the Chairman, President, any and all Vice Presidents, the Secretary and any and all Assistant Secretaries and any Treasurer and any and all Assistant Treasurers and any other Officers appointed pursuant to this Section 8.1. There shall be appointed from time to time, in accordance with this Section 8.1, such Vice Presidents, Secretaries, Assistant Secretaries, Treasurers and Assistant Treasurers as the Managing Member may desire. Any person may hold two or more offices.

                           (i) Chairman. The Managing Member may elect an individual to serve as Chairman. If a Chairman is elected and acting, the Chairman shall, subject to the direction of the Managing Member, be the chief policy making officer of the Company and shall have power and final authority over all of the Company's affairs and business. The Chairman shall have the nonexclusive authority to sign on behalf of the Company any deeds, mortgages, leases, bonds, notes, certificates, contracts or other instruments, except in cases where the execution thereof shall be expressly delegated by the Managing Member or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed. In general, the Chairman shall perform any duties necessary for the operation and management of the Company and such other duties as may be prescribed from time to time by the Managing Member.

                           (ii) President. The Managing Member shall elect an individual to serve as President. In general, the President, subject to the direction and supervision of the Managing Member and the Chairman, if there shall be one, shall be the chief executive officer of the Company and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees, and shall perform all duties incident to the office of President of the Company and such other duties as may be prescribed from time to time by the Chairman or the Managing Member. The President shall have the nonexclusive authority to sign on behalf of the Company any deeds, mortgages, leases, bonds, notes, certificates, contracts or other instruments, except in cases where the execution thereof shall be expressly delegated by the Managing Member or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed. In the absence of the Chairman or in the event of the Chairman's inability or refusal to act, the President shall perform the duties of the Chairman, and the President, when so acting, shall have all of the powers and be subject to all the restrictions upon the Chairman.

                           (iii) Vice Presidents. The Managing Member, in its discretion, may elect one or more Vice Presidents. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall

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                  perform the duties of the President, and the Vice President, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned by the President or the Managing Member.

                           (iv) Secretary and Assistant Secretaries. The Managing Member, in its discretion, may elect a Secretary and one or more Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Managing Member and of the Members, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Managing Member or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

                           (v) Treasurer and Assistant Treasurers. The Managing Member, in its discretion, may elect a Treasurer and one or more Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Managing Member or the President. The Treasurer, subject to the order of the Managing Member, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Managing Member or the President, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the President or such other Officer as the Managing Member shall select, shall have the powers and duties conferred upon the Treasurer.

                  (c) Appointees. The Managing Member hereby designates the following individuals as Officers of the Company to serve until their successors are duly appointed by the Managing Member and with the powers and responsibilities as set forth in Section 8.1(b):

                  _________________        Chairman
                  _________________        President and Chief Executive Officer
                  _________________        Executive Vice President
                  _________________        Vice President - Operations

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                  _________________        Vice President and Secretary
                  _________________        Treasurer

                  (d) Other Officers and Agents. The Managing Member may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managing Member.

                  (e) Appointment and Term of Office. The Officers shall be appointed by the Managing Member at such time and for such terms as the Managing Member shall determine. Any Officer may be removed, with or without cause, only by the Managing Member. Vacancies in any office may be filled only by the Managing Member.

                  (f) Powers of Attorney. The Managing Member may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

                  (g) Officers' Delegation of Authority. Unless otherwise provided by resolution of the Managing Member, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

Section 8.2       Compensation.

         The Officers shall receive such compensation for their services as may be designated by the Managing Member. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1       Records and Accounting

         The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company's business, including all books and records necessary to provide to the Members any information required to be provided pursuant to Section 3.3(a). Any books and records maintained by or on behalf of the Company in the regular course of its business, including books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

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Section 9.2       Fiscal Year.

         The fiscal year of the Company shall be a fiscal year ending December
31.

                                   ARTICLE X
                                   TAX MATTERS

Section 10.1      Tax Returns and Information.

         The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by the Members for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Company's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 10.2      Tax Elections.

                  (a) The Company shall not elect to be treated as a corporation under the Code.

                  (b) Except as otherwise provided herein, the Managing Member shall determine whether the Company should make any other elections permitted by the Code.

                                   ARTICLE XI
                              ADMISSION OF MEMBERS

Section 11.1      Admission of MLP.

         Upon the consummation of the transfers and conveyances described in
Section 5.1, the MLP was admitted as a Member and the MLP is now the only Member of the Company.

Section 11.2      Admission of Substituted Members.

         By transfer of a Membership Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Member subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Membership Interest shall, however, only have the authority to convey to a purchaser or other transferee (a) the right to negotiate such Membership Interest to a purchaser or other transferee and (b) the right to request admission as a Substituted Member to such purchaser or other transferee in respect of the transferred Membership Interests. Each transferee of a Membership Interest shall be an Assignee and be deemed to have applied to become a Substituted Member with respect to the Interests so transferred to such Person. Such Assignee shall become a Substituted Member (x) at such time as the Members consent thereto, which consent may be given or withheld in the Members' discretion, and (y) when any such admission is shown on the books and records of the Company. If such consent is withheld, such transferee shall remain an Assignee. An Assignee

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shall have an interest in the Company equivalent to that of a Member with respect to allocations and distributions, including liquidating distributions, of the Company. With respect to voting rights attributable to Membership Interests that are held by Assignees, the Managing Member shall be deemed to be the Member with respect thereto and shall, in exercising the voting rights in respect of such Interests on any matter, vote such Membership Interests at the written direction of the Assignee. If no such written direction is received, such Membership Interests will not be voted. An Assignee shall have no other rights of a Member.

Section 11.3      Admission of Additional Members.

                  (a) A Person (other than a Substituted Member) who makes a Capital Contribution to the Company or acquires Company Securities in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Managing Member (i) evidence of acceptance in form satisfactory to the Managing Member of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the Managing Member to effect such Person's admission as an Additional Member.

                  (b)      Notwithstanding anything to the contrary in this
Section 11.3, no Person shall be admitted as an Additional Member without the consent of the Managing Member, which consent may be given or withheld in the Managing Member's discretion. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Company, following the consent of the Managing Member to such admission.

Section 11.4      Amendment of Agreement and Certificate of Formation.

         To effect the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Delaware LLC Act to amend the records of the Company to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Managing Member shall prepare and file an amendment to the Certificate of Formation, and the Managing Member may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

                                   ARTICLE XII
                              WITHDRAWAL OF MEMBERS

Section 12.1      Withdrawal of Members.

         Without the prior written consent of the Managing Member, which may be granted or withheld in its sole discretion, and except as provided in Section 11.1, no Member shall have the right to withdraw from the Company.

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                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION

Section 13.1      Dissolution.

         The Company shall not be dissolved by the admission of Substituted Members or Additional Members in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon:

                  (a) an election to dissolve the Company by the Managing Member that is approved by all of the Members;

                  (b) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware LLC Act;

                  (c) the sale of all or substantially all of the assets and properties of the Company Group; or

                  (d)      the dissolution of the MLP.

Section 13.2      Liquidator.

         Upon dissolution of the Company, the Managing Member shall select one or more Persons to act as Liquidator. The Liquidator shall be entitled to receive such compensation for its services as may be approved by a majority of the Members. The Liquidator shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by a majority of the Members. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Members. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Section 7.3(a)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company as provided for herein.

Section 13.3      Liquidation.

         The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the

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                            HEP LOGISTICS GP, L.L.C.
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Liquidator determines to be in the best interest of the Members, subject to
Section 18-804 of the Delaware LLC Act and the following:

                  (a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of
Section 13.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Company's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company's assets would be impractical or would cause undue loss to the Members. The Liquidator may, in its absolute discretion, distribute the Company's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

                  (b) Liabilities of the Company include amounts owed to Members otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

                  (c) All property and all cash in excess of that required to discharge liabilities as provided in Section 13.3(b) shall be distributed to the Members in proportion to their ownership interests.

Section 13.4      Cancellation of Certificate of Formation.

         Upon the completion of the distribution of Company cash and property as provided in Section 13.3 in connection with the liquidation of the Company, the Company shall be terminated and the Certificate of Formation, as well as all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware, shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.5      Return of Capital Contributions.

         The MLP shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 13.6      Waiver of Partition.

         To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

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                       LIMITED LIABILITY COMPANY AGREEMENT

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Section 13.7      Capital Account Restoration.

         No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

                                  ARTICLE XIV
                             AMENDMENT OF AGREEMENT

Section 14.1      Amendment to be Adopted Solely by the Managing Member.

         Each Member agrees that the Managing Member, without the approval of any Member, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

                  (a) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

                  (b) admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

                  (c) a change that, in the sole discretion of the Managing Member, is necessary or advisable to qualify or continue the qualification of the Company as a limited liability company in which the Members have limited liability under the laws of any state or to ensure that neither the Company, the OLP nor the MLP will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

                  (d) a change that, in the discretion of the Managing Member (i) does not adversely affect the Members in any material respect; (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware LLC Act) or (B) facilitate the trading of limited partner interests of the MLP (including the division of any class or classes of outstanding limited partner interests of the MLP into different classes to facilitate uniformity of tax consequences within such classes of limited partner interests of the MLP) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which such limited partner interests are or will be listed for trading, compliance with any of which the Managing Member determines in its discretion to be in the best interests of the MLP and the limited partners of the MLP, (iii) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement or
(iv) is required to conform the provisions of this Agreement with the provisions of the MLP Agreement as the provisions of the MLP Agreement may be amended, supplemented or restated from time to time;

                  (e) a change in the fiscal year or taxable year of the Company and any changes that, in the discretion of the Managing Member, are necessary or advisable as a result of

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                       LIMITED LIABILITY COMPANY AGREEMENT
a change in the fiscal year or taxable year of the Company including, if the Managing Member shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Company;

                  (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Company or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

                  (g) any amendment expressly permitted in this Agreement to be made by the Managing Member acting alone;

                  (h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 15.3;

                  (i) an amendment that, in the discretion of the Managing Member, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

                  (j)      a merger or conveyance pursuant to Section 15.3(d);
or

                  (k) any other amendments substantially similar to the foregoing.

Section 14.2      Amendment Procedures.

         Except with respect to amendments of the type described in Section 14.1, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the Managing Member which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the Members.

                                   ARTICLE XV
                                     MERGER

Section 15.1      Authority.

         The Company may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XV.

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Section 15.2      Procedure for Merger or Consolidation.

         Merger or consolidation of the Company pursuant to this Article XV requires the prior approval of the Managing Member. If the Managing Member shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the Managing Member shall approve the Merger Agreement, which shall set forth:

                  (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

                  (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

                  (c) The terms and conditions of the proposed merger or consolidation;

                  (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights; and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

                  (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

                  (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 15.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

                  (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Managing Member.

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                       LIMITED LIABILITY COMPANY AGREEMENT

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Section 15.3      Approval by Members of Merger or Consolidation.

                  (a) Except as provided in Section 15.3(d), the Managing Member, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Members, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article
XIV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

                  (b) Except as provided in Section 15.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the Members.

                  (c) Except as provided in Section 15.3(d), after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger pursuant to Section 15.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

                  (d)      Notwithstanding anything else contained in this
Article XV or in this Agreement, the Managing Member is permitted, in its discretion, without Member approval, to merge the Company or any Group Member into, or convey all of the Company's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Company or other Group Member if (i) the Managing Member has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member or any limited partner in the MLP or cause the Company, the OLP or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity; and (iii) the governing instruments of the new entity provide the Members with the same rights and obligations as are herein contained.

Section 15.4      Certificate of Merger.

         Upon the required approval by the Managing Member and the Members of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware LLC Act.

Section 15.5      Effect of Merger.

                  (a)      At the effective time of the certificate of merger:

                           (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be

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                       LIMITED LIABILITY COMPANY AGREEMENT
                  the property of the Surviving Business Entity to the extent they were of each constituent business entity;

                           (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                           (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

                           (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

                  (b)      A merger or consolidation effected pursuant to this
Article XV shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                  ARTICLE XVI
                               GENERAL PROVISIONS

Section 16.1      Addresses and Notices.

         Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice to the Company shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 2.3. The Managing Member may rely and shall be protected in relying on any notice or other document from a Member, Assignee or other Person if believed by it to be genuine.

Section 16.2      Further Action.

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3      Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

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                       LIMITED LIABILITY COMPANY AGREEMENT

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Section 16.4      Integration.

         This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5      Creditors.

         None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 16.6      Waiver.

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7      Counterparts.

         This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

Section 16.8      Applicable Law.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 16.9      Invalidity of Provisions.

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 16.10     Consent of Members.

         Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

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

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

                                         HOLLY ENERGY PARTNERS, L.P.

                                         By: HEP LOGISTICS HOLDINGS, L.P.
                                             its General Partner

                                             By: HOLLY LOGISTIC SERVICES, L.L.C.
                                                 its General Partner

                                                 By:____________________________
                                                    Name:
                                                    Title:

                                 SIGNATURE PAGE

                            HEP LOGISTICS GP, L.L.C.
                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT